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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 28, 2001



                     CREDIT SUISSE FIRST BOSTON (USA), INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
         (State or other jurisdiction of incorporation or organization)



               1-6862                                  13-1898818
      (Commission File Number)             (I.R.S. Employer Identification No.)



Eleven Madison Avenue, New York, New York                 10010
 (Address of principal executive office)                (Zip Code)



                                 (212) 325-2000
              (Registrant's telephone number, including area code)



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Item 5.  Other Events

      The Registrant sets forth below an update of certain related legal proceedings previously disclosed in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 and Quarterly Report on Form 10-Q for the three months ended March 31, 2001 relating to certain alleged practices with respect to certain initial public offerings and other matters. These proceedings include, among other matters, the following:

      Credit Suisse First Boston Corporation ("CSFB Corp.") is being investigated in connection with certain of its alleged practices as to the allocation of shares in initial public offerings in which it was a lead or co-managing underwriter and subsequent securities transactions and commissions by certain governmental authorities and self-regulatory organizations, including NASD Regulation, Inc. ("NASDR"), the U.S. Attorney's Office for the Southern District of New York and the Securities and Exchange Commission. To the Registrant's knowledge, several other investment banks are the subject of investigations regarding similar matters. The inquiries have principally focused on the allocation practices with respect to initial public offerings in 1999 and 2000, and, in particular, the receipt of allegedly excessive commissions on secondary trades from certain customers that received allocations of shares and the relationship between the payment of commissions and the receipt of initial public offering allocations. CSFB Corp. has been cooperating with each of the investigating entities by, among other things, providing documents and witnesses to be interviewed or deposed in response to subpoenas or otherwise. These investigations could result in enforcement and other actions or proceedings against CSFB Corp. by one or more of the investigating entities. In particular, the staff of the NASDR has notified
CSFB Corp. that it is contemplating bringing a proceeding against CSFB Corp. based on the initial public offering allocations and the commissions and alleged practices by certain customers that had received such allocations.

      Beginning in January 2001, CSFB Corp. and several other investment banks, have been named as defendants in a large number of putative class action complaints filed in the U.S. District Court for the Southern District of New York, alleging various violations of the federal securities laws resulting from alleged material omissions and misstatements in registration statements and prospectuses for the initial public offerings and with respect to transactions in the aftermarket. These lawsuits contain allegations that the registration statement and prospectus either omitted or misrepresented material information about commissions paid to CSFB Corp. or the other investment banks and aftermarket transactions by certain customers that received allocations of shares in the initial public offerings.

      Since March 2001, CSFB Corp. and several other investment banks were named as defendants in several putative class actions filed with the U.S. District Courts for the Southern District of New York and the District of New Jersey, alleging violation of the federal antitrust laws in connection with alleged practices in the allocation of shares in initial public offerings in which such investment banks were a lead or co-managing underwriter. The lawsuits allege that the underwriter defendants have engaged in an illegal antitrust conspiracy to require customers, in exchange for initial public offering allocations, to pay undisclosed and excessive commissions, in amounts equaling approximately 33% of the customers' profits from a given initial public offering allocation. The complaint also alleges that the underwriter defendants conspired to require customers, in exchange for initial public offering allocations, to agree to make aftermarket purchases of the initial public offering securities at a price higher than the offering price, as a precondition to receiving an allocation. These alleged "tie-in" arrangements are further alleged to have artificially inflated the market price for the securities.

      CSFB Corp. intends to defend itself vigorously against all of the claims asserted in these matters.



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Credit Suisse First Boston (USA), Inc.

                                        By: /s/ Anthony F. Daddino
                                            -----------------------------------
                                            Name:  Anthony F. Daddino
                                            Title: Chief Financial and
                                                   Administrative Officer

Date:    June 28, 2001